Exhibit 99.1

Porter Bancorp Announces Settlement

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 17, 2017--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today announced that a settlement agreement has been reached in the matter of Signature Point Condominiums, LLC v. PBI Bank, Inc. that had been awaiting review by the Kentucky Supreme Court. In resolving Signature Point’s claims and withdrawing its Motion for Discretionary Review, PBI Bank did not admit liability. As previously disclosed, the Company had established a reserve for this matter, and therefore the terms of the settlement did not have a material effect on the Company’s financial condition or results of operation.

About Porter Bancorp, Inc.

Porter Bancorp, Inc. (NASDAQ: PBIB) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary PBI Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. PBI Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer